Exhibit 10.113

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Second Amendment to the Purchase and Sale Agreement (this “Second Amendment”) is made as of this 8th day of August 2007 by and between each of the entities set forth on Schedule A to the Agreement (as hereinafter defined), each having an address c/o Equity Industrial Partners Corp., 145 Rosemary Street, Suite E, Needham, Massachusetts 02494 (collectively, the “Seller”), and Hackman Capital Partners, LLC, having an address of 11111 Santa Monica Boulevard, Suite 950, Los Angeles, California 90025 (“Buyer”).

WHEREAS, Seller and Buyer are parties to a Purchase and Sale Agreement dated as of April 23, 2007 as amended by a First Amendment to Purchase and Sale Agreement dated as of May 22, 2007 (the “First Amendment”) and by an Extension Letter dated July 24, 2007 (as amended the “Agreement”) with respect to the sale by Seller to Buyer of that certain Property more specifically described in Article 2 of the Agreement;

WHEREAS, environmental investigations of the Property have revealed that certain environmental conditions exist on, at, in or under certain individual Real Properties, as that term is defined in the Agreement (collectively, the “Affected Properties”);

WHEREAS, Buyer and Seller desire to further amend the Agreement to reflect the Seller’s obligation to indemnify and hold harmless Buyer from and against liability in connection with environmental conditions at the Affected Properties, and to resolve responsibility with certain obligations under the Connecticut Transfer Act, Conn. Gen. Stat. § 22a-134 et seq.;

WHEREAS, the First Amendment identified other matters to be addressed and resolved by the parties prior to the Closing (as defined in the Agreement); and

WHEREAS, Buyer and Seller desire to further amend the Agreement to reflect the resolution of such other matters.

NOW, THEREFORE, in consideration of the foregoing and mutual covenants, promises, and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1. Definitions. All capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Agreement. The Agreement, as further amended by this Second Amendment, is referred to herein as the “P&S.”

2. Purchase Price. Notwithstanding anything to the contrary contained in the Agreement, the Purchase Price for the Property is Five Hundred Fifteen Million Eight Hundred Fifty Thousand and 00/100 Dollars ($515,850,000.00).

3. TILC Payments. Notwithstanding anything to the contrary contained in the Agreement, the Seller shall be responsible for, and shall pay when they become due, all of the Landlord’s Outstanding Tenant Improvement Obligations and Future Leasing Commissions listed on Schedules 3.7 and 4.1(d) of the Agreement. This provision shall survive the Closing Date.

4. Abeline Roof Credit. At Closing, the Buyer shall receive a credit against the Purchase Price in the amount of $1,250,000.00 on account of the repairs to be made to the roof of the Abilene, Texas property. The Buyer shall be responsible for making all such repairs to the property.

5. Purchase Price Allocation. Seller and Buyer hereby agree to the allocation of the Purchase Price among the Individual Real Properties as set forth on the attached Exhibit A.

6. Certain Identified Individual Property Matters.

A. E. Bridgewater. The property commonly known as 600 N. Bedford, East Bridgewater, Massachusetts is hereby removed from the list of Individual Properties and Seller shall retain ownership of such site.

B. Westfield. Concurrently with the execution of this Agreement, the parties shall execute that certain Purchase Option Agreement and Construction Easement in the form attached hereto as Exhibit B (the “Westfield Agreement”). The parties shall cause the Westfield Agreement to be recorded at the Closing in the appropriate land records for the Individual Real Property commonly known as 1111 Southampton Road, Westfield, Massachusetts.

C. Dedham. Buyer hereby confirms that it has waived its prior objection in connection with the subtenant’s certificate of occupancy for the Individual Real Property commonly known as 480 Sprague Street, Dedham, Massachusetts.

D. Devens Lot 9B. Buyer hereby confirms that it has waived its prior objection in connection with the parking lot construction for the Individual Real Property commonly known as 31 Independence Drive, Devens, Massachusetts

Environmental Matters.

A. Section 4.1(h)(vi). Section 4.1(h)(vi) of the Agreement shall be deleted and replaced with the following:

(iv) with the exception of the individual Real Property known as 555 Taylor Road, Enfield, Connecticut (also comprised of 300 Shaker Road, 99 Print Shop Road and 561 Taylor Road, Enfield, Connecticut) (“Taylor Road”), the Property, or any individual Real Property, is not an “establishment” as that term is defined in the Connecticut Transfer Act, Conn. Gen. Stat. section 22a-134 et seq. (“Transfer Act”). For purposes of this Agreement, “Hazardous Materials” means any petroleum, petroleum product, fuel oil, waste oil, explosive, and any other substance currently defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “pollutants” or “toxic substances” under United States or analogous state laws or regulations.

B. Section 4.2(k). A new Section 4.2(k) shall be added to the Agreement as follows:

(k) Pursuant to the Transfer Act, Seller shall deliver a completed Form III to Buyer for execution prior to or at the Closing, and Seller shall prepare any and all other filings and other documentation and pay any and all fees in connection with the Transfer Act, including, without limitation, the preparation of an environmental condition assessment form (“ECAF”) in compliance with the Transfer Act, which Seller shall deliver to Buyer at Closing, along with the appropriate filing fee. Buyer shall submit such Form III and ECAF to the Connecticut Department of Environmental Protection in accordance with the Transfer Act. Seller shall be designated as the “transferor” and the “certifying party” and Buyer shall be designated as the “transferee” on all filings prepared or made pursuant to the Transfer Act in connection with the transfer of Taylor Road from Seller to Buyer. Seller shall indemnify Buyer any claims, damages, costs, losses or liabilities (“Losses”) resulting from or relating to Seller’s failure to comply with the Transfer Act. Buyer shall indemnify Seller from any Losses resulting from or relating to Seller’s obligations pursuant to the Transfer Act to the extent that such Losses result from or are related to any environmental conditions that first occur after Closing, provided that Seller shall bear the burden of proving that any such environmental condition first occurred after Closing.

C. Environmental Indemnity Agreement. Concurrently with the execution of this Second Amendment, the parties shall execute that certain Environmental Indemnity Agreement in the form attached hereto as Exhibit C.

7. Management Contract. Concurrently with the execution of this Second Amendment, the parties shall execute that certain Property Management Agreement in the form attached hereto as Exhibit D.

8. Tax Abatement Acknowledgment. The Seller has obtained tax abatements in connection with the Individual Real Properties located in Corsicana, Texas and Westminster, Massachusetts (collectively the “Tax Abatements”). The Buyer and Seller acknowledge that in the event payments are received by the Buyer after the Closing Date in connection with the Tax Abatements, such money shall, in the case of the Corsicana Property be delivered to the Seller, and if received in connection with the Westminster Property, such funds shall be remitted to the current tenant of the Westminster Property. This provision shall survive Closing Date.

9. Correction to Parties and Legal Descriptions.

a)	Schedule A to the Agreement is hereby deleted in its entirety and the Schedule A attached hereto is substituted therefor.

b)	Clinton Adams Corporation, a Massachusetts corporation (“CAP”) is the owner of the Individual Real Property located at 111 Adams Street in Clinton, Massachusetts. CAP was inadvertently left off as a signatory to the Agreement. The parties hereby acknowledge that CAP is a Seller Entity.

c)	The Individual Real Property located at 100 Simplex Drive in Westminster, Massachusetts (the “Westminster Property”) was inadvertently listed in the Agreement as being owned by Equity Industrial Simplex Drive, LLC and the incorrect property description for that property was attached to the Agreement. The correct owners of the Westminster Property are: Equity Industrial Westminster, LLC, and South Shore Development Associates, LLC, each a Delaware limited liability company, as tenants in common (collectively, the “TIC Sellers”). All references in the Agreement to Equity Industrial Simplex Drive, LLC as an owner of the Westminster Property are hereby deleted, and the TIC sellers are substituted therefor. The property description for the Westminster Property that is attached to the Agreement is hereby deleted in its entirety and the property description for the Westminster Property that is attached hereto is substituted therefor.

d)	Equity Industrial Riverview Limited Partnership, a Massachusetts limited partnership (“Riverview”) is the owner of certain portions of the Individual Real Property located at 495-515 Woburn Street, Tewksbury, Massachusetts. Riverview was inadvertently left off as a signatory to the Agreement. The parties hereby acknowledge that Riverview is a Seller Entity.

10. Ratification of P&S. Except as amended hereby, the terms and conditions of the Agreement shall remain unaffected and in full force and effect. From and after the date hereof, all references to the P&S shall mean the Agreement as amended by the First Amendment and as further amended hereby. Buyer and Seller each hereby ratifies and confirms its obligations under the P&S, and represents and warrants to the other that, to its knowledge, it has no defenses thereto.

11. Miscellaneous. This Amendment, together with the Agreement as amended by the First Amendment and as further amended hereby, constitutes the entire agreement of the parties, and may not be amended except by written instrument signed by all parties. This Amendment shall have the effect of an agreement under seal and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be executed in counterparts, all of which taken together shall constitute an original executed document.

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IN WITNESS WHEREOF, Seller and Buyer have duly executed this Second Amendment as of the day and year first above written.

BUYER:

Hackman Capital Partners, LLC

By:	/s/ Michael D. Hackman
Michael D. Hackman, CEO

SELLER:

Equity Industrial Moosup Pond Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Moosup Pond, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Plainfield Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Plainfield Corp., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Sherichic Distribution Associates Limited Partnership, a Massachusetts limited partnership

By:	Sherichic Development Corporation, its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Chicopee LLC

	By:		Billerica Realty Associates Limited Partnership, a Massachusetts limited partnership, its sole Member

	By:		Billerica Investment Corporation, its sole general partner

		By:	/s/ Donald A. Levine
Donald A. Levine
President and Treasurer

Equity Industrial Limited Partnership V, a Massachusetts limited partnership

By:	Equity Industrial V, Inc., its sole general partner

	By:		/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Limited Partnership – Devens, a Massachusetts limited partnership

By:	Equity Industrial-Devens-Corp., its sole general partner

	By:		/s/ Donald A. Levine
Donald A. Levine, President

Levco Development Corp., a Massachusetts corporation

By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Devens Limited Partnership II, a Massachusetts limited partnership

By:	Equity Industrial Devens II, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial E. Bridgewater, LLC, a Delaware limited liability company

By:	/s/ Donald A. Levine
Donald A. Levine, Manager

Equity Industrial Gardner, LLC, a Delaware limited liability company

By:	/s/ Donald A. Levine
Donald A. Levine, Manager

Merrimack Valley Industrial Associates Limited Partnership, a Massachusetts limited partnership

By:	Merrimack Valley Properties, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine
President and Treasurer

Equity Industrial Westfield, LLC, a Delaware limited liability company

By:	/s/ Donald A. Levine
Donald A. Levine, Manager

Equity Industrial Commerce Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Commerce, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Daniel Webster Highway Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Holdings 2006, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Corsicana Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Corsicana, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Abilene Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Holdings 2006, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Enfield Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Enfield, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Houston Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Houston, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Bloomfield Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Holdings 2006, Inc., its sole general partner

	By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Sprague Street Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Holdings 2006, Inc., its sole general partner

	By:		/s/ Donald A. Levine
Donald A. Levine, President

South Shore Development Associates, LLC, a Delaware limited liability company

	By:		/s/ Lewis Heafitz
Lewis Heafitz, Manager

Equity Industrial Westminster, LLC, a Delaware limited liability company

By:	Equity Industrial Westminster Limited Partnership, a Massachusetts limited partnership

	By:		Equity Industrial Westminster, Inc., its sole general partner

		By:	/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial PT Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial PT, Inc., its sole general partner

	By:		/s/ Donald A. Levine
Donald A. Levine, President

Equity Industrial Norwood, LLC, a Delaware limited liability company

	By:	/s/ Donald A. Levine
Donald A. Levine, Manager

Clinton-Adams Corp., a Massachusetts corporation

	By:	/s/ Richard F. Giroux
Richard F. Giroux, President

Equity Industrial Riverview Limited Partnership, a Massachusetts limited partnership

By:	Equity Industrial Riverview Corp., its general partner

	By:	/s/ Neal Shalom
Neal Shalom, Treasurer